Exhibit 3.129

State of North Carolina

Department of the Secretary of State

Limited Liability Company

ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.                                      The name of the limited liability company is: Midwood Brands, LLC

2.                                      If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.)

3.                                      The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both. Note: This document must be signed by all persons listed here).

Beth R. MacDonald, as Organizer

10611 Monroe Road

Matthews, Mecklenburg County, NC 28105

4.                                      The street address and county of the initial registered office of the limited liability company is:

Number and Street 150 Fayetteville Street, Box 1011

City, State, Zip Code Raleigh, NC 27601 County Wake

5.             The mailing address, if different from the street address, of the initial registered office is:

6.             The name of the initial registered agent is: CT Corporation System

7.             Principal office information: (Select either a or b.)

a. ☒ The limited liability company has a principal office.

The street address and county of the principal office of the limited liability company is:

Number and Street       10611 Monroe Road

City, State, Zip Code    Matthews, NC 28105 County Mecklenburg

The mailing address, if different from the street address, of the principal office of the corporation is:

P.O. Box 1017; Charlotte, NC 28201-1017

b. ☐ The limited liability company does not have a principal office.

8.             Check one of the following:

☒           (i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

☐            (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

9.             Any other provisions which the limited liability company elects to include are attached.

10.          These articles will be effective upon filing, unless a date and/or time is specified:

This is the 8th day of June, 2012.

/s/ Beth R. MacDonald
Signature

Beth R. MacDonald, as Organizer
Type or Print Name and Title